 Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the in this We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated
February 4, 2000 relating to the December 31, 1999 consolidated financial statements of NN, Inc. (formerly known as NN Ball & Roller, Inc.), which appears in NN, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.
We also consent to the reference to us under the heading "Experts" in such
Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Charlotte, North Carolina
September 25, 2002